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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option and Incentive Plan, as amended, of our report dated September 24, 1999, with respect to the consolidated financial statements and schedule of IFX Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Miami, Florida
November 30, 1999